UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 23, 2014

RICE ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36273	46-3785773
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

171 Hillpointe Drive, Suite 301

Canonsburg, Pennsylvania 15317

(Address of Principal Executive Offices) (Zip Code)

(724) 746-6720

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On January 23, 2014, Rice Energy Inc., a Delaware corporation (the “Company”), and NGP Rice Holdings LLC, a Delaware limited liability company (the “Selling Stockholder”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Capital Inc., as representative of the several underwriters named therein (the “Underwriters”), relating to the offer and sale of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The Underwriting Agreement provides for the offer and sale (the “Offering”) of an aggregate of 44,000,000 shares of Common Stock, including 30,000,000 shares of Common Stock issued and sold by the Company and 14,000,000 shares of Common Stock sold by the Selling Stockholder at a price to the public of $21.00 per share ($19.95 per share net of underwriting discounts and commissions). Pursuant to the Underwriting Agreement, the Selling Stockholder has granted the Underwriters a 30-day option to purchase up to an aggregate of 6,600,000 additional shares of Common Stock held by the Selling Stockholder if the Underwriters sell more than an aggregate of 44,000,000 shares of Common Stock. The material terms of the Offering are described in the prospectus, dated January 23, 2014 (the “Prospectus”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on January 27, 2014, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-192894), initially filed by the Company on December 16, 2013.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company and the Selling Stockholder have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Selling Stockholder received official notice of a partial exercise of the Underwriters’ option to purchase additional shares of Common Stock on January 28, 2014. The additional purchase of 6,000,000 shares of Common Stock is expected to close simultaneously with the Offering. The Offering is expected to close on January 29, 2014, subject to the satisfaction of customary closing conditions, and the Company expects to receive proceeds from the Offering of approximately $594.5 million (net of underwriting discounts, commissions and estimated offering expenses payable by the Company). As described in the Prospectus, the Company intends to use the net proceeds of the Offering to repay all outstanding borrowings under the revolving credit facility of its Marcellus joint venture, to make a $100.0 million payment in partial consideration of its Marcellus joint venture buy-in, to repay all outstanding borrowings under its revolving credit facility and to fund a portion of its capital expenditure plan. The Company will not receive any proceeds from the sale of shares of Common Stock by the Selling Shareholder.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Relationships

As more fully described under the caption “Underwriting—Relationships” in the Prospectus, certain of the Underwriters and their respective affiliates have in the past, and may in the future, perform investment banking, commercial banking, advisory and other services for the Company and its affiliates from time to time for which they have received, and may in the future receive, customary fees and expenses.

Master Reorganization Agreement

On January 23, 2014, in connection with the Offering, the Company entered into a Master Reorganization Agreement (the “Master Reorganization Agreement”) with Rice Drilling B LLC (“Rice Drilling B”), Rice Energy Appalachia LLC (“Rice Appalachia”), Rice Energy Holdings LLC (“Rice Holdings”), Rice Energy Family Holdings, LP (“Rice Partners”), the Selling Stockholder, NGP RE Holdings, L.L.C., NGP RE Holdings II, L.L.C., Mr. Daniel J. Rice III, Rice Merger LLC (“Merger Sub”) and each of the persons holding incentive units representing interests in Rice Appalachia (collectively, the “Incentive Unitholders”), providing for, among other things, (i) the contribution by (a) Rice Partners of a portion of its interests in Rice Appalachia to Rice Holdings, (b) the Selling Stockholder of its interests in Rice Appalachia to the Selling Stockholder and (c) the Incentive Unitholders of a portion of their incentive units to Rice Holdings and the Selling Stockholder, each in return for substantially similar incentive units in such entities; (ii) the contribution by the Selling Stockholder, Rice Holdings and Mr. Daniel J. Rice III of their respective interests in Rice Appalachia to the Company in exchange for

43,452,550, 20,300,923 and 2,356,844 shares of Common Stock, respectively; (iii) the contribution by Rice Partners of its remaining interest in Rice Appalachia to the Company in exchange for 20,000,000 shares of Common Stock; (iv) the contribution by the Incentive Unitholders of their remaining interests in Rice Appalachia to the Company in exchange for 160,831 shares of Common Stock, each of which will occur immediately prior to the closing of the Offering.

The foregoing description is qualified in its entirety by reference to the full text of the Master Reorganization Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Merger Agreement

On January 23, 2014, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Rice Drilling B and Merger Sub. Subject to the terms and conditions set forth in the Merger Agreement, in connection with the closing of the Offering (the “Effective Time”), (i) all of the membership interests in Merger Sub issued and outstanding immediately prior to the Effective Time shall cease to exist with no payment being made with respect thereto; (ii) the Units (as defined in the Rice Drilling B Limited Liability Company Agreement) issued and outstanding immediately prior to the Effective Time shall receive a number of shares of Common Stock equal to the Rice Energy Share Amount (as defined in the Merger Agreement), and all Units (other than Preferred Units (as defined in the Rice Drilling Limited Liability Company Agreement)) of Rice Drilling shall cease to exist; (iii) the Preferred Units of Rice Drilling shall automatically convert into a sole membership interest of Rice Drilling and continue to remain outstanding; and (iv) Merger Sub will be merged with and into Rice Drilling (the “Merger”). Upon completion of the Merger, Rice Drilling will become an indirect subsidiary of the Company.

The foregoing description is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Long-Term Incentive Plan

The description of the Rice Energy Inc. 2014 Long-Term Incentive Plan (the “LTIP”) provided below under Item 5.02 is incorporated in this Item 1.01 by reference. A copy of the LTIP is incorporated by reference as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Master Reorganization Agreement

The description of the Master Reorganization Agreement provided above under Item 1.01 (and as defined therein) is incorporated in this Item 2.01 by reference. A copy of the Master Reorganization Agreement is attached as Exhibit 10.1 and is incorporated in this Item 2.01 by reference.

Merger Agreement

The description of the Merger Agreement provided above under Item 1.01 (and as defined therein) is incorporated in this Item 2.01 by reference. A copy of the Merger Agreement is attached as Exhibit 10.2 and is incorporated in this Item 2.01 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The description in Item 2.01 above regarding the issuance by the Company of 43,452,550, 20,300,923, 2,356,844, 20,000,000 and 160,831 shares of Common Stock to the Selling Stockholder, Rice Holdings, Mr. Daniel J. Rice III, Rice Partners and the Incentive Unitholders, respectively, in connection with the consummation of the transactions contemplated by the Master Reorganization Agreement is incorporated herein by reference. The foregoing transactions were undertaken in reliance upon the exemption from the registration requirements of the Securities Act contained in Section 4(2) thereof.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Long-Term Incentive Plan

On January 23, 2014, the Board of Directors of the Company (the “Board”) adopted the LTIP (as defined above) for the employees and directors of the Company and its affiliates. The LTIP provides for the grant of all or any of the following components: (1) stock options, (2) stock appreciation rights, (3) restricted stock, (4) restricted stock units, (5) bonus stock, (6) dividend equivalents, and (7) other stock-based awards. Subject to adjustment in accordance with the LTIP, 17,500,000 shares of Common Stock have been reserved for issuance pursuant to awards under the LTIP. Common Stock withheld to satisfy exercise prices or tax withholding obligations will be available for delivery pursuant to other awards. The LTIP will be administered by the Board or an alternative committee appointed by the Board.

The foregoing description of the LTIP is not complete and is qualified in its entirety by reference to the full text of the LTIP, which is incorporated by reference as Exhibit 10.3 to this Form 8-K and is incorporated into this Item 5.02 by reference.

Item 7.01	Regulation FD Disclosure.

On January 23, 2014, the Company announced it had priced its Offering of 44,000,000 shares of Common Stock. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 and will not be incorporated by reference into any filing under the Securities Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of January 23, 2014, by and among Rice Energy Inc., NGP Rice Holdings LLC and Barclays Capital Inc., as representative of the several underwrites named therein.

10.1	Master Reorganization Agreement, dated as of January 23, 2014, by and among Rice Energy Family Holdings, LP, NGP RE Holdings, L.L.C., NGP RE Holdings II, L.L.C., Daniel J. Rice III, Rice Drilling B LLC, Rice Merger LLC, Rice Energy Appalachia, LLC, each of the persons holding incentive units representing interests in Rice Energy Appalachia, LLC, Rice Energy Inc., Rice Energy Holdings LLC, and NGP Rice Holdings LLC.

10.2	Agreement and Plan of Merger of Rice Merger LLC with and into Rice Drilling B LLC

10.3	Rice Energy Inc. 2014 Long-Term Incentive Plan (incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-8 (File No. 333-193619) filed with the Commission on January 28, 2014).

99.1	Press Release dated January 23, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICE ENERGY INC.

By:	/s/ Daniel J. Rice IV
Daniel J. Rice IV
Director, Chief Executive Officer

Dated: January 28, 2014

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of January 23, 2014, by and among Rice Energy Inc., NGP Rice Holdings LLC and Barclays Capital Inc., as representative of the several underwrites named therein.

10.1	Master Reorganization Agreement, dated as of January 23, 2014, by and among Rice Energy Family Holdings, LP, NGP RE Holdings, L.L.C., NGP RE Holdings II, L.L.C., Daniel J. Rice III, Rice Drilling B LLC, Rice Merger LLC, Rice Energy Appalachia, LLC, each of the persons holding incentive units representing interests in Rice Energy Appalachia, LLC, Rice Energy Inc., Rice Energy Holdings LLC, and NGP Rice Holdings LLC.

10.2	Agreement and Plan of Merger of Rice Merger LLC with and into Rice Drilling B LLC

10.3	Rice Energy Inc. 2014 Long-Term Incentive Plan (incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-8 (File No. 333-193619) filed with the Commission on January 28, 2014).

99.1	Press Release dated January 23, 2014.